UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported): November 11, 2005

TANGER PROPERTIES LIMITED PARTNERSHIP
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of Incorporation)	333-128160 33-99736-01 333-3525-01 333-39365-01 333-61394-01 (Commission File Numbers)	56-1822494 (I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address of principal executive offices) (Zip Code)
(336) 292-3010 (Registrants’ telephone number, including area code) N/A (former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On November 11, 2005, Tanger Properties Limited Partnership (the "Operating Partnership") amended and restated the agreement of limited partnership of Tanger Properties Limited Partnership to determine and fix the preferences, limitations and relative rights of its Class C Preferred Units, par value $0.01 per unit, which were issued to Tanger Factory Outlet Centers, Inc. (the "Company") sole owner of the Operating Partnership's general partner, in exchange for the proceeds from the Company's offering of Class C Preferred Shares, par value $.01 per share on Monday November 14, 2005. The amended and restated partnership agreement is attached to this current report as exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2005

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  Tanger GP Trust, its sole general partner

By: /s/ Frank C. Marchisello Jr.
     Frank C. Marchisello, Jr.
             Vice President, Treasurer

EXHIBIT INDEX

Exhibit No.

3.1	Amended and Restated Agreement of Limited Partnership of Tanger Properties Limited Partnership dated November 11, 2005.